                                                                    EXHIBIT 10.3


                            NOTE PURCHASE AGREEMENT

          This Note Purchase Agreement (this "Agreement"), dated as of December
                                              ---------
8, 1997, is made by and between PG&E Funding LLC, a Delaware limited liability company (the "Note Issuer"), and the California Infrastructure and Economic
              -----------
Development Bank Special Purpose Trust PG&E-1, a not-for-profit business trust organized under the laws of the State of Delaware (the "Trust"), for which Bankers Trust Company of California, N.A., a national banking association, is acting as certificate trustee (in such capacity, the "Certificate Trustee")
                                                      -------------------
pursuant to that certain Amended and Restated Declaration and Agreement of Trust (the "Trust Agreement"), dated as of December 8, 1997 among Bankers Trust
      ---------------
(Delaware), as Delaware Trustee, the Certificate Trustee and the California Infrastructure and Economic Development Bank (the "Infrastructure Bank"), as
                                                   -------------------
Originator.

                                   RECITALS

          A. Capitalized terms used herein without definition shall have the meanings ascribed to them in that certain Indenture (the "Note Indenture"),
                                                          --------------
dated as of December 8, 1997, between the Note Issuer and Bankers Trust Company of California, N.A., a national banking association, as trustee (the "Note
                                                                      ----
Trustee"), which is incorporated herein by this reference.
-------

          B. On the Closing Date, and on the terms set forth herein, the Note Issuer has agreed to sell to the Trust and the Trust has agreed to purchase from the Note Issuer $2,901,000,000 in principal amount of PG&E Funding LLC Notes, Series 1997-1 (the "Notes"), issued pursuant to the Note Indenture.
                    -----

                                   AGREEMENT

          NOW, THEREFORE, on the terms and conditions set forth below and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Note Issuer and the Certificate Trustee agree as follows:

1. SALE OF NOTES

     a. Authorization of Notes.
        ----------------------

          On or before the Closing Date, the Note Issuer shall have caused to be authorized pursuant to the Note Indenture the issuance of a series of Notes in such classes and principal amounts as set forth in Schedule 1(a) attached hereto and incorporated herein by this reference.

     b. Issuance and Purchase.
        ---------------------

          On the basis of the representations, warranties and covenants contained in this Agreement and in the Note Indenture (collectively, the "Note
                                                                          ----
Purchase Documents"), and subject to the terms and conditions of the Note
------------------
Purchase Documents, the Note Issuer agrees to issue and sell to the Trust and the Trust agrees to purchase from the Note Issuer, the Notes set forth in Schedule 1(a) hereto. The purchase price of each class of Notes is set forth in Schedule 1(a) attached hereto, and the aggregate purchase price of the Notes shall be an amount equal to the proceeds to the Trust set forth in Schedule I to the Underwriting Agreement dated as of November 25, 1997 (the "Underwriting Agreement"), among Pacific Gas and Electric Company, the Note Issuer, the Trust, the California Inftrastructure and Economic Development Bank, the California State Treasurer's Office and the underwriters named therein, for whom Morgan Stanley & Co. Incorporated and Lehman Brothers Inc. are acting as representatives , less an amount equal to $143,850 (representing reimbursable expenses payable by the Note Issuer to the Underwriters) resulting in a net transfer to the Note Issuer of $2,886,643,367.60.

     c. Delivery.
        --------

          Delivery of, and payment of the purchase price for the Notes shall be made by federal wire transfer of immediately available funds as early as possible after 6:00 a.m. (P.S.T.) on the Closing Date to account designated by the Note Issuer not later than the Business Day prior to the Closing Date

2. CONDITIONS PRECEDENT

          The obligations of the Trust to purchase the Notes under this Agreement are subject to the satisfaction of each of the following conditions:

     a. All the representations and warranties of the Note Issuer contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

     b. Neither the Notes nor the Certificates shall have received a lower rating by any Rating Agency than that on which the Notes or the Certificates, respectively, were marketed.

     c. The Certificate Trustee shall have received on the Closing Date on behalf of the Trust an Officer's Certificate dated the Closing Date confirming the matters set forth in Sections 2(a) and 2(b).

     d. The Certificate Trustee shall have received on behalf of the Trust a copy of the executed Note Indenture (certified by an Authorized Officer of the Note Issuer) which shall have been entered into by the Note Issuer and the Note Trustee.

     e. The Note Issuer shall not have failed at or prior to the Closing Date to perform or comply in any material respect with any of the agreements herein contained and required to be performed or complied with by the Note Issuer at or prior to the Closing Date.

3. REPRESENTATIONS AND WARRANTIES

          To induce the Trust to enter into this Agreement and to purchase the Notes, the Note Issuer represents and warrants to the Trust on the date of this Agreement that the following statements are true, correct and complete:

     a. The Note Issuer has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware and has the organizational power and authority to carry on its business as described in the Registration Statement covering the Notes (the "Registration
                                                                 ------------
Statement") and to own, lease and operate its properties, and is registered to
---------
transact intrastate business in the State of California.

     b. This Agreement has been duly authorized, executed and delivered by the
Note Issuer.

     c. The Note Indenture has been duly authorized by the Note Issuer and, on the Closing Date, will have been validly executed and delivered by the Note Issuer. When the Note Indenture has been duly executed and delivered by the Note Issuer, the Note Indenture will be a valid and binding agreement of the Note Issuer, enforceable against the Note Issuer in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability. On the Closing Date, the Note Indenture will conform in all material respects to the requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder.

     d. The Notes have been duly authorized and, on the Closing Date, will have been validly executed and delivered by the Note Issuer. When the Notes have been issued, executed and authenticated in accordance with the provisions of the Note Indenture and delivered to and paid for by the Trust in accordance with the terms of this Agreement, the Notes will be entitled to the benefits of the Note Indenture and will be valid and binding obligations of the Note Issuer, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

     e. No Default or Event of Default under the Note Indenture has occurred, is occurring or would reasonably occur as a result of the sale of the Notes pursuant to the terms hereof.

     f. The execution, delivery and performance of this Agreement and the other Basic Documents by the Note Issuer, compliance by the Note Issuer with all provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby will not (i) require any consent, approval, authorization or other order of, or qualification with, any court or governmental body or agency (except such as may be required under the California Government Code, the PU Code, the Securities Act of 1933, as amended (the "Securities Act"), or the securities or Blue Sky laws of the various states),
 --------------
(ii) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the limited liability company agreement of the Note Issuer,
(iii) violate or conflict with any applicable law or any rule, regulation, judgment, order or decree of any court or any governmental body or agency having jurisdiction over the Note Issuer or its property, (iv) result in the imposition or creation of (or the obligation to create or impose) a lien under, any agreement or instrument to which the Note Issuer is a party or by which the Note Issuer or its respective property is bound, except under the Basic Documents and any statutory lien under Section 843(g) of the PU Code and under that certain First and Refunding Mortgage dated December 1, 1920, executed by Pacific Gas and Electric Company, as supplemented and amended to the date hereof, in favor of BNY Western Trust Company, successor by acquisition to Wells Fargo Bank, N.A., successor by merger to First Interstate Bank of California, as Trustee (which lien shall be released on the Closing Date contemporaneously with the payment of the purchase price of the Notes).

     g. To the best knowledge of the Note Issuer, there are no legal or governmental proceedings pending or threatened to which the Note Issuer is or reasonably could be a party or to which any of its property is or reasonably could be subject, which might result, singly or in the aggregate, in a material adverse effect on the value of the Notes.

     h. The Note Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Registration Statement, will not be, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

     i. The Note Issuer is not and, after giving effect to the offering and sale of the Notes and the application of the net proceeds thereof as described in the Registration Statement, will not be, a "holding company," as such term is defined in the Public Utilities Holding Company Act of 1935, as amended.

     j. The Note Issuer has not taken any action that might cause this Agreement or the issuance or sale of the Notes to violate Regulation G (12 C.F.R. Part
207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.

     k. Since the date as of which information is given in the Registration Statement and other than as set forth in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) there has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or the earnings, business, management or operations of the Note Issuer and (ii) the Note Issuer has not incurred any material liability or obligation, direct or contingent.

     l. No Rating Agency has indicated to the Note Issuer that it has assigned (or is considering assigning) a lower rating to the Notes or the Certificates than that on which the Notes or the Certificates, respectively, were marketed.

     m. Each certificate signed by any officer of the Note Issuer and delivered to the Certificate Trustee or counsel for the Certificate Trustee shall be deemed to be a representation and warranty by the Note Issuer to the Certificate Trustee on behalf of the Trust as to the matters covered thereby.

4. COVENANTS

          The Note Issuer covenants and agrees that, until payment in full of the Notes, unless the Certificate Trustee shall otherwise give prior written consent, the Note Issuer shall perform all covenants in this Section 4.

     a. To advise the Certificate Trustee promptly and, if requested by the Certificate Trustee, confirm such advice in writing, of the issuance by the Commission or any state securities commission of any stop order suspending the qualification or exemption from qualification of any Note for offering or sale in any jurisdiction in which the Certificates have been offered for sale, or the initiation of any proceeding by the Commission, any state securities commission or any other federal or state regulatory authority for such purpose. The Note Issuer shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Note or Certificate under the Securities Act, or any state securities or Blue Sky laws and, if at any time the Commission or any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Note or Certificate under the Securities Act, or any state securities or Blue Sky laws, the Note Issuer shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

     b. Not to claim voluntarily the benefit of any usury laws against the holders of any Notes. To resist actively any attempts to claim the benefit of any usury laws against the holders of any Notes.

     c. To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Notes.

     d. At the written request of the Certificate Trustee or the Infrastructure Bank, to provide, or cause to be provided, to the Certificate Trustee or the Infrastructure Bank, as applicable, a copy of any requested certificate, notice, opinion or other document delivered to the Note Trustee pursuant to the terms of the Note Indenture.

5. MISCELLANEOUS

     a. Fees.
        ----

          If for any reason the Notes are not delivered by or on behalf of the
Note Issuer as provided herein (other than as a result of any termination of this Agreement pursuant to the terms hereof), the Note Issuer agrees to reimburse the Certificate Trustee for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by it. The
Note Issuer also agrees to reimburse the Certificate Trustee, the Delaware Trustee and the Infrastructure Bank and their respective officers, directors and each person, if any, who controls the Certificate Trustee, the Delaware Trustee or the Infrastructure Bank within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act for any and all fees and expenses (including without limitation the reasonable fees and expenses of counsel) reasonably incurred by them in connection with enforcing their rights under this Agreement (including without limitation its rights under this Section 5(a)); provided, however, that the Note Issuer's obligations pursuant to this Section 5(a) shall be treated as Operating Expenses under the Note Indenture and shall be payable only to the extent that funds are available for such Operating Expenses in the priority set forth in Section 8.02(d) of the Note Indenture.

     b. Effective Date of Agreement.
        ---------------------------

          This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. This Agreement shall terminate automatically upon the termination of the Underwriting Agreement prior to the Closing.

     c. Survival of Representations and Agreements.
        ------------------------------------------

          All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the purchase of the Notes hereunder. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Note Issuer set forth in Section 5(a) shall survive the payment of the Notes and the termination of this Agreement.


     d. Notice.
        ------

          Unless otherwise specifically provided herein, all notices, directions, consents and waivers required under the terms and provisions of this Agreement shall be in English and in writing, and any such notice, direction, consent or waiver may be given by United States mail, courier service, telegram, telex, telemessage, telecopy, telefax, cable or facsimile (confirmed by telephone or in writing in the case of notice by telegram, telex, telemessage, telecopy, telefax, cable or facsimile) or any other customary means of communication, and any such notice, direction, consent or waiver shall be effective when delivered, or if mailed, three days after deposit in the United States mail with proper postage for ordinary mail prepaid, if to the Note Issuer, to:

                    PG&E Funding LLC
                    245 Market Street, Room 424
                    San Francisco, California  94105
                    Attention: Corporate Secretary
                    Facsimile: (415) 973-7059
                    Telephone: (415) 972-5467
          if to the Trust, in care of the Certificate Trustee at the address specified below if to the Certificate Trustee, to:

                    Bankers Trust Company of California, N.A.
                    c/o Bankers Trust Company
                    Corporate Trust and Agency Services
                    Four Albany Street
                    New York, New York  10006
                    Attention: Structured Finance Group
                    Facsimile: (212) 250-0338
                    Telephone: (212) 250-8360

          if to the Delaware Trustee, to:

                    Bankers Trust (Delaware)
                    E. A. Delle Donne Corporate Center
                    Montgomery Building
                    1011 Centre Road, Suite 200
                    Wilmington, Delaware  19805-1266
                    Attention: M. Lisa Wilkins
                    Facsimile: (302) 636-3222
                    Telephone: (302) 636-3305
                    (with a copy to the Certificate Trustee)

          if to the Infrastructure Bank, to:

                    California Infrastructure and Economic Development Bank c/o California Trade and Commerce Agency
                    801 K Street, Suite 1700
                    Sacramento, California  95814
                    Attention: Executive Director
                    Facsimile: (916) 323-2887
                    Telephone: (916) 324-9775

     3. Parties.
        -------

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Note Issuer, the Trust, the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, the directors and officers of the Certificate Trustee, the Delaware Trustee, the Infrastructure Bank, any controlling persons referred to herein, the directors, officers and any manager of the Note Issuer (not in their individual capacities but in their respective capacities as directors, officers or manager of the Note Issuer) and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement, except as contemplated by the Trust Agreement and the other Basic Documents. The term "successors and assigns" shall not include a purchaser of any of the Notes from the Trust merely because of such purchase.

     f. Governing Law.
        -------------

          This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of California, without regard to conflicts of laws or principles.

     g. Severability.
        ------------

          If any provision of this Agreement shall be prohibited or invalid under applicable law, the Agreement shall be ineffective only to such extent, without invalidating the remainder of the Agreement.

     h.   Nonpetition Covenants.
          ---------------------

          Notwithstanding any prior termination of this Agreement or the Note Indenture, but subject to the CPUC's right to order the sequestration and payment of revenues arising with respect to the Transition Property notwithstanding any bankruptcy, reorganization or other insolvency proceedings with respect to the debtor, pledgor or transferor of the Transition Property pursuant to Section 843(e) and (g) of the PU Code, each of the Certificate Trustee and the Infrastructure Bank agrees that it shall not, prior to the date which is one year and one day after the termination of the Note Indenture with respect to the Note Issuer, acquiesce, petition or otherwise invoke or cause the
Note Issuer or the Trust to invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Note Issuer under any Federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Note Issuer or any substantial part of the property or the Note Issuer, or ordering the winding up or liquidation of the affairs of the Note Issuer or the Trust.

     i.   Further Assurances.
          ------------------

          The Note Issuer agrees to execute and deliver such instruments and take such actions as the Certificate Trustee may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement.

     j.   Headings.
          --------

          Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     k.   Counterparts.
          ------------

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Note Issuer and the Trust have caused this Note Purchase Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

                    PG&E FUNDING LLC,
                    a Delaware limited liability company

                    By:_________________________________
                    Name:  Gabriel B. Togneri
                    Title: Treasurer



                    BANKERS TRUST COMPANY OF
                    CALIFORNIA, N.A.,
                    not in its individual capacity but
                    solely as Certificate Trustee on behalf of the California Infrastructure and Economic
                    Development Bank Special Purpose Trust PG&E-1


                    By:_________________________________
                    Name:  Linda A. Rakolta
                    Title: Vice President

                                 SCHEDULE 1(a)
                                     NOTES

           CLASS OF NOTE       PRINCIPAL AMOUNT       PURCHASE PRICE
           -------------       ----------------       --------------
                A-1              $125,000,000            99.78717%
                A-2              $265,000,000            99.69664%
                A-3              $280,000,000            99.63875%
                A-4              $300,000,000            99.57709%
                A-5              $290,000,000            99.53630%
                A-6              $375,000,000            99.45817%
                A-7              $866,000,000            99.43876%
                A-8              $400,000,000            99.34358%
